Exhibit 4.40

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN

EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

SIXTH AMENDMENT TO LEASE AGREEMENT

THIS SIXTH AMENDMENT TO LEASE AGREEMENT (this “Sixth Amendment”) is dated August 2, 2021 and hereby effective as of August 4, 2021 (“Effective Date”), between TECH PARK 270 III, LLC, a Maryland limited liability company, having an address at 26 North Euclid Avenue, Pasadena, California 91101 (“Landlord”), and BIONTECH US INC., a Delaware corporation, having an address at Suite 110, 40 Erie Street, Cambridge, Massachusetts 02139 (“Tenant”).

RECITALS

A. Landlord and Kite Pharma, Inc., a Delaware corporation (“Kite”), have entered into that certain Lease Agreement (“Original Lease”) dated as of December 1, 2017, as amended and/or affected by that certain First Amendment to Lease Agreement dated January 29, 2018 (“First Amendment”), that certain Second Amendment to Lease Agreement dated February 26, 2018 (“Second Amendment”), that certain Third Amendment to Lease Agreement dated September 24, 2018 (“Third Amendment”) that certain Fourth Amendment to Lease Agreement dated May 23, 2019 (“Fourth Amendment”), that certain Fifth Amendment to Lease Agreement dated July 7, 2020 (“Fifth Amendment”), that certain Expansion Premises Work Letter dated July 7, 2020 (“Work Letter”), that certain letter agreement dated June 23, 2020 (the “June Letter Agreement”), that certain letter agreement dated July 23, 2020 (“July Letter Agreement”), and that certain that certain Acknowledgement of Commencement Date dated December 7, 2017 (“Acknowledgment of Commencement Date” and, together with the Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Work Letter, the June Letter Agreement and the July Letter Agreement, the “Lease”), wherein Landlord leased to Tenant approximately [***] rentable square feet (“Premises”) located at Suite 200, 930 Clopper Road, Gaithersburg, Maryland 20878-1301, as more particularly described in the Lease.

B. Landlord, Kite, and Tenant entered into that certain Consent to Assignment dated as of August 2, 2021 (“Consent”) wherein Landlord consented to the assignment of the Lease from Kite to Tenant since such assignment was not a Permitted Assignment.

C. Landlord and Tenant desire to amend the Lease, among other things, to extend the Base Term for a period of 34 months from the current expiration date of September 30, 2030 to July 31, 2033.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease is amended as follows:

1. Definitions; Recitals. Terms used in this Sixth Amendment but not otherwise defined shall have the meanings set forth in the Lease. The Recitals form an integral part of this Sixth Amendment and are hereby incorporated by reference.

2. First Extension Term. The Base Term expires at midnight on September 30, 2030. The Base Term is hereby extended, such that it shall run for an additional period (“First Extension Term”) beginning on October 1, 2030 and, unless earlier terminated or extended in accordance with the terms and conditions of the Lease, expiring 34 months thereafter (i.e., July 31, 2033). For purposes of the Lease, “Term” shall mean, collectively, the Base Term and the First Extension Term.

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL

RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy

or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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Suite 200, 930 Clopper Road, Gaithersburg, Maryland

3. Base Rent for First Extension Term. During the First Extension Term, the Base Rent for the Premises shall be increased on each anniversary of the Adjustment Date (i.e., October 1 of each year)), by multiplying the monthly Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage (i.e., [***]%) and adding the resulting amount to the monthly Base Rent payable immediately before such Adjustment Date, as set forth in Section 4 of the Lease. The Parties acknowledge that the first Adjustment Date after the Effective Date shall occur on October 1, 2021. Base Rent, as so adjusted, shall thereafter be due as provided in Section 4 of the Lease.

4. Amendment to Basic Lease Provisions (Tenant’s Notice Address). Tenant’s Notice Address under the Lease is hereby changed to the following:

Tenant’s Notice Address:

[***]

[***]

[***]

[***]

With copies via e-mail to:

[***]

[***]

[***]

5. Identification Signage. Notwithstanding any contrary provision contained in Section 38(b) of the Lease, Tenant shall have the right to install and affix the Identification Signage on the façade of the Building facing Clopper Road subject to the terms and conditions as more fully set forth in Section 38(b) of the Lease.

6. [***]

7. Roof Equipment. Notwithstanding any contrary provision contained in Section 41 of the Lease, Tenant shall have the right (and, where applicable, the obligation) to install, maintain, and remove the Roof Equipment on the top of the roof the Building subject to the terms and conditions as more fully set forth in Section 41 of the Lease.

8. Landlord Representations. Landlord represents and warrants to Tenant that (i) the Lease, as amended by this Sixth Amendment, represents the entire agreement between Landlord and Tenant and there are no further or other instruments or agreements, written or verbal, between Landlord and Tenant regarding the lease of the Premises, (ii) Tenant is not in default pursuant to the terms of the Lease, and to Landlord’s Knowledge (as defined below), no event has occurred that, with the passage of time, or the giving of notice, or both, would constitute a default by Tenant under the Lease, (iii) both the Commencement Date and the Expansion Premises Commencement Date have occurred; (iv) [***]. For purposes of this paragraph, “Landlord’s Knowledge” means the current actual knowledge after reasonable inquiry of Lawrence J. Diamond, Co-Chief Operating Officer of Alexandria Real Estate Equities, Inc. In no event whatsoever shall Mr. Diamond have any personal liability under this Sixth Amendment.

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL

RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy

or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Sixth Amendment to Lease Agreement – BioNTech US Inc.	Page - 3
Suite 200, 930 Clopper Road, Gaithersburg, Maryland

9. Miscellaneous.

a. This Sixth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Sixth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This Sixth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c. This Sixth Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000), or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Sixth Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

d. Tenant and Landlord represents and warrants to the other that neither has dealt with any broker, agent, or other person (collectively, “Broker”) in connection with this Sixth Amendment and that no Broker brought about this transaction by or through the actions of such party. Landlord and Tenant hereby agrees to indemnify and hold each other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with either Landlord or Tenant, respectively, with regard to this Sixth Amendment.

e. Except as amended and/or modified by this Sixth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Sixth Amendment. In the event of any conflict between the provisions of this Sixth Amendment and the provisions of the Lease, the provisions of this Sixth Amendment shall prevail. Regardless of whether specifically amended by this Sixth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Sixth Amendment. All references in the Lease to the “Lease” shall be deemed to be a reference to the Lease as amended by this Sixth Amendment.

[SIGNATURES APPEAR ON NEXT PAGE]

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL

RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy

or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

DocuSign Envelope ID: B29A6BEF-9DEB-4DB1-A37C-A283E6F2CBA0

Sixth Amendment to Lease Agreement – BioNTech US Inc.	Page - 4
Suite 200, 930 Clopper Road, Gaithersburg, Maryland

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment under seal as of the day and year first above written.

TENANT:

BIONTECH US INC.,
a Delaware corporation

By: /s/ Richard Gaynor (SEAL)
Name: Richard Gaynor
Title: President

LANDLORD:

TECH PARK 270 III, LLC,
a Maryland limited liability company

By:	ARE-MM Tech Park 270 III, LLC,
a Delaware limited liability company,
managing member

	By:	ARE-930 Clopper Road, LLC,
a Delaware limited liability company,
managing member

		By:	Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership,
managing member

			By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By:_____________________(SEAL)
Name:________________________
Title:_________________________

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL

RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy

or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.